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                           CREDIT SUISSE FIRST BOSTON
                              Eleven Madison Avenue
                            New York, New York 10010

American Securities Capital Partners, L.P.
122 East 42nd Street
Suite 2400
New York, NY 10169

                                                              September 8, 1999

Ladies and Gentlemen:

               Reference is hereby made to the Bridge Term Loan Facility Commitment Letter between Credit Suisse First Boston and American Securities Capital Partners, L.P. dated June 15, 1999 (the "Commitment Letter"). Capitalized terms used herein without definition shall have the meanings set forth in the Commitment Letter.

               You hereby agree with us that the Summary of Principal Terms and Conditions set forth in Exhibit A of the Commitment Letter shall be amended by deleting the penultimate sentence of the second paragraph of the Section entitled "Affirmative Covenants" and replacing it with the following sentence:

               "The indenture for the Securities will be in form and substance reasonably satisfactory to CSFBC and the Borrower; provided, that if the Borrower has received at least a B- rating from S&P and at least a B3 rating from Moody's, the Borrower will not be obligated to issue any such Securities having an interest rate in excess of the greater of (x) the rate at which the Bridge Loans are accruing interest immediately prior to the contemplated issuance of the Securities plus the amount of the next scheduled increase of such interest rate on the Bridge Loans plus 150 basis points and (y) the CSFBC Single-B High Yield Index Rate plus 300 basis points; provided, further, that regardless of the ratings received by the Borrower, in no event will the Borrower be obligated to issue any Securities having an interest rate in excess of 18 1/2% per annum.".

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                                       -2-

               If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to us the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement between us.

                                Very truly yours,

                                CREDIT SUISSE FIRST BOSTON

                                By: /s/ Richard A. Lepage
                                    -------------------------------------
                                    Name: Richard A. Lepage
                                    Title: Director

                                By: /s/ Christopher G. Cunningham
                                    -------------------------------------
                                    Name: Christopher G. Cunningham
                                    Title: Director

Accepted and agreed to
as of the date first
written above by:

AMERICAN SECURITIES CAPITAL PARTNERS, L.P.

By: AMERICAN SECURITIES CAPITAL PARTNERS G. P.
CORP., its General Partner

By: /s/ Mark E. Bandeen
   ---------------------------------------
   Name:   Mark E. Bandeen
   Title:  Managing Director

By: /s/ Michael G. Fisch
   ---------------------------------------
   Name:   Michael G. Fisch
   Title:  Managing Director